BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	December 16, 2022
Pay Date	December 30, 2022

Distribution Amount per share	$ 0.491504

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.014037	3%	$0.158990	15%
Net Realized Short-Term Capital Gains	$0.059953	12%	$0.069630	6%
Net Realized Long-Term Capital Gains	$0.417514	85%	$0.868684	79%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.491504	100%	$1.097304	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2022				6.96%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2022				7.08%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2022				-0.70%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2022				6.36%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	January 13, 2023
Pay Date	January 31, 2023

Distribution Amount per share	$ 0.056200

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.011113	20%	$0.011113	20%
Net Realized Short-Term Capital Gains	$0.045087	80%	$0.045087	80%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.056200	100%	$0.056200	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2022				6.13%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2022				7.72%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2022				-3.71%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2022				12.55%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052